                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant    [ X ]

Filed by a party other than the registrant   [ _ ]

Check the appropriate box:

[ _ ]    Preliminary proxy statement

[ X ]    Definitive proxy statement

[ _ ]    Definitive additional materials

[ _ ]    Soliciting material pursuant to Rule 14a-11 or Rule 14a-12

                              GENIUS PRODUCTS, INC.
         -------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                       N/A
-------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (check the appropriate box):

[ X ]    No fee required

[ _ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) or 0-11.

         (1)      Title of each class of securities to which transaction
                  applies:
                  ______________________________________________________________

         (2)      Aggregate number of securities to which transaction applies:
                  ______________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  ______________________________________________________________

         (4)      Proposed aggregate value of transaction:
                  ______________________________________________________________

         (5)      Total fee paid:
                  ______________________________________________________________

[ _ ]    Fee paid previously with preliminary materials.

[ _ ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and date of filing.

         (1)      Amount previously paid:
                  ______________________________________________________________

         (2)      Form, schedule or Registration Statement No.:
                  ______________________________________________________________

         (3)      Filing party:
                  ______________________________________________________________

         (4)      Date filed:
                  ______________________________________________________________

                              GENIUS PRODUCTS, INC.

                           11250 El Camino Real, #100
                           San Diego, California 92130
                                 (858) 793-8840
                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JULY 8, 2002

         The Annual Meeting of the Shareholders of Genius Products, Inc. (the "Company") will be held at the Marriott Hotel, 11966 El Camino Real, San Diego, California at 8:00 a.m. local time on Monday, July 8, 2002, for the following purposes:

         1. To elect a board of seven Directors.

         2. To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 50,000,000 shares.

         3. To approve an amendment to our Articles of Incorporation to authorize 10,000,000 shares of Preferred Stock.

         4. To ratify our 2000 Stock Option Plan, as amended and restated.

         5. To ratify the appointment of Cacciamatta Accountancy Corporation as our independent auditors for the fiscal year ended December 31, 2002.

         6. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

         Only shareholders of record at the close of business on June 17, 2002, are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

         WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO FILL IN THE ENCLOSED PROXY AND TO SIGN AND FORWARD IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. ANY SHAREHOLDER WHO SIGNS AND SENDS IN A PROXY MAY REVOKE IT BY EXECUTING A NEW PROXY WITH A LATER DATE, BY WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT ANY TIME BEFORE IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF STOCK THAT YOU HOLD. YOUR COOPERATION IN PROMPTLY RETURNING YOUR PROXY WILL HELP LIMIT EXPENSES INCIDENT TO PROXY SOLICITATION.

                                       By Order of the Board of Directors

                                       /S/ KLAUS MOELLER
                                       -----------------------------------------
San Diego, California                  Klaus Moeller, Chairman of the Board,
June 17, 2002                          Chief Executive Officer and Interim
                                       Chief Financial Officer

                              GENIUS PRODUCTS, INC.
                           11250 El Camino Real, #100
                           San Diego, California 92130
                                 (858) 793-8840
                              --------------------

                                 PROXY STATEMENT
                              --------------------

SOLICITATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Genius Products, Inc., a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the Marriott Hotel, 11966 El Camino Real, San Diego, California on Monday, July 8, 2002, and at any and all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement. In addition to solicitation by use of the mail, certain of our officers and employees may, without receiving additional compensation therefore, solicit the return of proxies by telephone, telegram or personal interview. We have requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of common stock, and have agreed to reimburse them for reasonable out-of-pocket expenses in connection therewith.

REVOCATION OF PROXIES

         All Proxies which are properly completed, signed and returned to us prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A shareholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

RECORD DATE AND VOTING

         The close of business on June 17, 2002, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. As of the record date, we had outstanding 15,421,712 shares of common stock, par value $.001 per share.

         Each shareholder of record is entitled to one vote for each share held on all matters to come before the meeting, except that shareholders may have cumulative voting rights with respect to the election of Directors. All proxies which are returned will be counted by the Inspector of Elections in determining the presence of a quorum and on each issue to be voted on for which a vote was cast. An abstention from voting or a broker non-vote will not be counted in the voting process.

         The proxy process does not permit shareholders to cumulate votes. No shareholder may cumulate votes unless the candidate or candidates' names for which such votes are to be cast have been placed in nomination prior to voting and a shareholder has given notice of the shareholder's intention to cumulate the shareholder's votes at the meeting and prior to the voting. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Shareholders who have completed the enclosed proxy, and who do not revoke such proxy before voting occurs, grant the proxy holders discretionary authority to cumulate the shareholder's votes for directors if cumulative voting occurs. Management does not, at this time, intend to give notice of cumulative voting or to cumulate the votes it may hold pursuant to the proxies solicited herein unless the required notice by a shareholder is given in proper format at the meeting, in which instance management intends to cumulatively vote all of the proxies held by it in favor of the nominees for office as set forth herein. In the event cumulative voting shall be utilized, each shareholder may cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held in such shareholder's name as of the record date. All of these votes may be cast for one nominee, or they may be distributed among as many nominees as the shareholder sees fit. The candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected.

         Shareholders may revoke any proxy before it is voted by attendance at the meeting and voting in person, by executing a new proxy with a later date, or by giving written notice of revocation to the Secretary of the Company.

         The shares represented by proxies which are returned properly signed will be voted in accordance with the shareholders' directions. If the proxy card is signed and returned without direction as to how they are to be voted, the shares will be voted as recommended by the Board of Directors.

MAILING OF PROXY STATEMENT AND PROXY CARD

         Our Annual Report for 2001 is enclosed for your convenience but is not to be considered part of the solicitation material. We will pay the cost for preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card and all of the costs of the solicitation of the proxies.

         Our principal executive offices are located at 11250 El Camino Real, #100, San Diego, California 92130. This Proxy Statement and the accompanying Proxy Card is first being mailed to shareholders on or about June 18, 2002.

                                   PROPOSAL 1
                            ELECTION OF THE DIRECTORS

         In accordance with our Articles of Incorporation and Bylaws, the Board of Directors consists of not less than two nor more than seven members, the exact number to be determined by the Board of Directors. At each annual meeting of the shareholders of the Company, directors are elected for a one-year term, or until their successors are elected or appointed. The Board of Directors is currently set at seven members. The Board of Directors proposes the election of the nominees named below.

         Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below, unless authority is withheld. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy. The Board of Directors has no reason to believe that any such nominee will be unwilling or unable to serve if elected a director.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
            VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED HEREIN.

         The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

     David Anderson            Larry Balaban           Richard Bermingham
     Deborah L. Cross          Nancy Evensen           Margaret Loesch
     Klaus Moeller

         If elected, the nominees are expected to serve until the 2003 Annual Meeting of Shareholders.

INFORMATION WITH RESPECT TO EACH NOMINEE AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to each nominee and executive officer of the Company as of June 17, 2002.

NAME                           AGE     POSITION
----                           ---     --------
Klaus Moeller                  41      Chairman of the Board, Chief Executive Officer, Interim Chief Financial
                                       Officer, Director and Director Nominee
Michael Meader                 36      President
Larry Balaban                  38      Executive  Vice President of Marketing and Production, Director and Director
                                       Nominee
Howard Balaban                 41      Executive Vice President of New Business Development
Julie Ekelund                  40      Executive Vice President of Sales
David Anderson                 50      Director and Director Nominee*
Richard Bermingham             63      Director and Director Nominee*
Deborah L. Cross               47      Director and Director Nominee*
Nancy Evensen                  46      Director and Director Nominee*
Margaret Loesch                56      Director and Director Nominee*

* Member of Audit and Compensation Committees.

         KLAUS MOELLER has served as our Chief Executive Officer and as a Director since October 1997. Mr. Moeller has served as our Interim Chief Financial Officer since May 2001. Mr. Moeller had been the Chairman of the Board and Chief Executive Officer of ITM, which we acquired in October 1997. Mr. Moeller has a background in marketing, advertising, real estate and auditing.

         MICHAEL MEADER has served as our Executive Vice President since April of 1998, and our Executive Vice President - Distribution since January 2002. He was appointed our President in May of 2002. Mr. Meader worked as an outside consultant with us for a number of years prior to joining the Company. His expertise encompasses distribution, category management and service for programs designed for mass-market retailers. From 1994 to 1998, Mr. Meader served as Vice President of Specialty Products at ARAMARK Corporation. While at ARAMARK, he controlled all corporate operations related to ARAMARK's Music Division.

         LARRY BALABAN has served as our Executive Vice President of Marketing and Production since January 1999, after having rendered consulting services to us for approximately six months. He was elected to our Board of Directors in July 2001. Before joining Genius, Mr. Balaban was president of Mr. B Productions, a non-traditional marketing firm based in New York City, specializing in TV production, target marketing and membership programs. From 1994-1997, Mr. Balaban was president of Virtual Reality Productions, where he specialized in marketing, and coordinated specialized audio productions for licensed products including Star Trek(TM), The Simpsons and the X-Files. Larry and Howard Balaban are brothers.

         HOWARD BALABAN has served as our Executive Vice President of New Business Development since January 2002. He was previously appointed Senior Vice President of Sales in January 1999 after having rendered consulting services to us for just over six months. Prior to his appointment, Mr. Balaban was a sales and marketing consultant to various companies. From 1994-1997, Mr. Balaban was Senior Vice President of Business Development for Future Call, Inc., a prepaid telephone card company that he co-founded with William Shatner, and which held the rights to all Star Trek(TM) properties associated with prepaid phone cards. >From 1991-1995, he was the chief executive officer of 3B Telecommunications, a company he founded and which acted as a master agent for telecom networks reselling phone time and telecom services. Howard and Larry Balaban are brothers.

         JULIE EKELUND was appointed as our Executive Vice President of Sales in April 2002 after having rendered consulting services to us for a year. She has also worked in sales with Ekelund & Associates since 1994.

         DAVID ANDERSON was appointed a Director in May 2002. Mr. Anderson has been a private investor and consultant for the last five years since his retirement from Burlington Northern Railway where he served as Executive Vice President and CFO. He was previously a Senior Vice President and CFO of Federal Express Corporation.

         RICHARD BERMINGHAM was appointed to our Board of Directors in May 2002. In 1994, after retiring from 27 years of service with Collins Foods/Sizzler, including 15 years as President and 7 years as CEO, Mr. Bermingham served as Vice Chairman of the Board for American Golf Corporation. He currently serves as a director on the board of California Beach Restaurants, a public restaurant company, as well as on the boards of a number of other private companies. He has also served as an active advisor to and/or investor in various start-up companies.

         DEBORAH LAW CROSS has served on our Board of Directors since March 14, 2000. Since 1999, Ms. Cross has been the Director of Contract Services at HearPO, a division of Sonus Corp. which owns and operates 99 hearing care centers in the United States and Western Canada. As Director of Contract Services, Ms. Cross designs, negotiates and implements managed-care contracts. >From 1996 to 1999, Ms. Cross was an area manager for Sonus, during which she managed 21 audiology clinics. From 1983 to 1996, Ms. Cross was the owner and president of Hearing Dynamics, Inc. which owned and operated four audiology clinics. Ms. Cross sold Hearing Dynamics to Sonus in 1996.

         NANCY EVENSEN was appointed to our Board of Directors in May 2002. Ms. Evensen joined North American Membership Group, a club-based affinity marketing and publishing company in 1994 as Senior Vice President of Marketing to oversee all marketing functions. She has served as President and CEO at North American Membership Group since 1999. Ms. Evensen was previously a Senior Vice President of Marketing at Nordic Track, after starting her career at Fingerhut and later moving to CVN Companies, a home shopping and mail order business which was sold to QVC.

         MARGARET LOESCH was appointed to our Board of Directors in May 2002. Ms. Loesch is currently co-owner and partner in East Carolina Radio Inc. and East Carolina Radio of Elizabeth City, Inc. which owns and operates a group of radio stations in eastern North Carolina. From 1998 to 2001, Ms. Loesch was the founding President and Chief Executive Officer of Crown Media United States where she headed the building and launching of the U.S. Hallmark Channel, as well as its predecessor, Odyssey Network. Previously she was President of the Jim Henson Television Group, Worldwide. From 1990 to 1997, Ms. Loesch was founding President and CEO, as well as the key architect of FOX Kids Networks, Worldwide. Ms. Loesch was previously President and CEO of Marvel Productions, a company she helped build and maneuver through two subsequent ownership changes, and has served as Executive Vice-President of Hanna-Barbera Productions. She was also with NBC TV Network as its Director, Children's Programs and with ABC TV Network, where she held a variety of production positions. Ms. Loesch is a four-time Emmy Award winner, a George Foster Peabody Award winner, and recipient of the prestigious Chair Award from the Caucus for Television Producers, Writers, and Directors. Ms. Loesch is currently Vice-Chairman of the Academy of Television Arts & Sciences Foundation.

         During fiscal year 2001, the Board held one meeting which was attended by all directors. No director attended fewer than seventy-five percent (75%) of the aggregate number of meetings held by the Board of Directors and the committees on which he or she served during 2001. Directors do not receive cash compensation for their services as directors but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. During fiscal year 2001 and through June 2002, each director received 2,000 restricted shares of our common stock for each quarter of service on the Board. After July 2002, each director will receive 25,000 options to purchase our common stock for each year of service on the Board with an exercise price set at market value on the date of the grant. Directors appointed on or after May 2002 each also receive 10,000 options to purchase our common stock for joining the Board. The exercise price for these options was $2.59 on May 13, 2002, the date of the grant. Directors and executive officers are elected annually. We do not have a nominating committee at this time. The Board of Directors has a Compensation Committee whose members are David Anderson, Richard Bermingham, Deborah Law Cross, Nancy Evensen and Margaret Loesch. The Compensation Committee held no meetings during 2001, and the compensation function was performed by the full Board of Directors. The Board of Directors also has an Audit Committee which reviews the results and scope of the audit and other accounting-related matters. The members of the Audit Committee are currently David Anderson, Richard Bermingham, Deborah Law Cross, Nancy Evensen and Margaret Loesch. Deborah Law Cross was the only member of the Audit Committee prior to the appointment of additional outside directors in May of 2002. The Audit Committee held one meeting during 2001.

AUDIT FEES

         The aggregate fees billed by Cacciamatta Accountancy Corporation for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for that fiscal year were $40,525.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

         There were no fees billed by Cacciamatta Accountancy Corporation for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES

         No fees were billed by Cacciamatta Accountancy Corporation for services rendered to the Company for the fiscal year ended December 31, 2001, other than for services described above under "Audit Fees."

AUDIT COMMITTEE CHARTER

         Our Board of Directors has adopted a written charter for the Audit Committee, which established operating guidelines for the Audit Committee (attached as an Appendix).

AUDIT COMMITTEE REPORT

         THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                             AUDIT COMMITTEE REPORT

         The Audit Committee has reviewed and discussed our audited financial statements with our management and has discussed certain required matters with our independent auditors, in accordance with Statement of Auditing Standards No. 61.

         Our independent auditors also provided written documentation to the Audit Committee, describing all relationships between the auditors and the Company that might bear on the auditors' independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

         Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001. The Audit Committee also recommended the re-appointment of the independent auditors and the Board concurred in such recommendation. All members of the Audit Committee are considered to be "independent directors," as defined in NASDAQ Marketplace Rule 4200.

                                            AUDIT COMMITTEE (as of May 10, 2002)
                                            Deborah Law Cross

                  COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

         Forms 3 and 4 are being filed as follows: (i) a Form 3 filing for Deborah Law Cross due on March 24, 2000; (ii) a Form 3 filing for Julie Ekelund due on April 11, 2002; (iii) Form 4s for Klaus Moeller, Michael Meader, Larry Balaban and Howard Balaban for one transaction each that occurred in June 2001, for one transaction each that occurred in December 2001 and for three transactions each that occurred in January 2002; (ii) Form 4s for Klaus Moeller and Deborah Law Cross for one transaction each that occurred in June 2001 and for Klaus Moeller for one transaction that occurred in October 2001. No other person, who, at any time during the year ended December 31, 2001, was a director, officer or beneficial owner of more than 10 percent of any class of our equity securities registered pursuant to Section 12 of the Exchange Act failed to file on a timely basis, as disclosed in Form 3 and 4 filings, reports required by Section 16(a) of the Exchange Act during the year ended December 31, 2000, or any prior years ended December 31. The foregoing is based solely upon a review of Form 3 and 4 filings furnished to us during the year ended December 31, 2001, and certain written representations from officers, directors and shareholders who, to the best of our knowledge, hold 10 percent or more of our shares.

                             EXECUTIVE COMPENSATION

         Our compensation and benefits program is designed to attract, retain and motivate employees to operate and manage the Company for the best interests of its constituents.

         Executive compensation is designed to provide incentives for those senior members of management who bear responsibility for our goals and achievements. The compensation philosophy is based on a base salary, with opportunity for significant bonuses to reward outstanding performance and a stock option program.

DIRECTOR COMPENSATION

         Directors do not receive cash compensation for their services as directors but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. During fiscal year 2001 and through June 2002, each director received 2,000 restricted shares of our common stock for each quarter of service on the Board. After July 2002, each director will receive 25,000 options to purchase our common stock for each year of service on the Board. Directors appointed on or after May 2002 each receive 10,000 options to purchase our common stock for joining the Board. The exercise price for options is the fair market value on the date of the grant.

EXECUTIVE OFFICER COMPENSATION

         The following table sets forth compensation information for services rendered to us by certain executive officers in all capacities during each of the prior three fiscal years. Other than as set forth below, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.


                                              SUMMARY COMPENSATION TABLE*

                                                 Annual Compensation            Long-Term Compensation
                                                ---------------------   -----------------------------------
                                                                                 Awards            Payouts
                                                                        -----------------------    --------   All Other
                                                                        Restricted   Securities              Compensation
                                                         Other Annual     Stock     Underslying     LTIP          $
                                     Salary     Bonus    Compensation     Awards    Option/SARs    Payouts      (Car
   Name and Position      Year         $         $           $               $          $            $        Allowance)
-----------------------   ----    ------------- -----    -------------  ----------- -----------    --------  ------------
Klaus Moeller             2001      150,000(1)    0           0          117,560(1)    200,000        0         5,000
CEO and Interim CFO       2000      150,000(1)    0           0           14,587(1)    137,500        0           0
                          1999      146,000       0           0                0             0        0           0

Michael Meader            2001      150,000(2)    0           0           42,560(2)    200,000        0         5,000
President, formerly       2000      150,000(2)    0           0           14,587(2)    137,500        0           0
Vice President -          1999      146,000       0           0                0             0        0           0
Distribution and
Executive Vice President

Larry Balaban             2001      150,000(3)    0           0           38,397(3)    200,000        0         5,000
Executive VP of           2000      110,000       0           0                0       237,500        0           0
Marketing and             1999      107,874       0           0                0        75,000        0           0
Production

Howard Balaban            2001      150,000(4)    0           0           38,397(4)    200,000        0         5,000
Executive VP of New       2000      110,000       0           0                0       237,500        0           0
Business Development      1999      113,892       0           0                0        75,000        0           0

* The number of shares and share prices disclosed reflect the reverse stock split which occurred on April 10, 2001.

(1) During 2001, in response to the Company's limited cash flow, Mr. Moeller accepted approximately $12,000 of unpaid 2000 salary and $75,000 of unpaid 2001 salary in the form of shares of common stock based upon the closing price of the common stock on January 2, 2001, which was $0.80 (as adjusted for the April 10, 2001 reverse stock split). Pursuant to this agreement, Mr. Moeller was issued 108,337 shares of stock on June 10, 2001. Mr. Moeller received 23,810 shares on January 3, 2002, for an additional $15,000 of unpaid 2001 salary and agreed to accept 47,619 shares in lieu of $30,000 of 2002 salary. These issuances were at $0.63 per share.

(2) During 2001, in response to the Company's limited cash flow, Mr. Meader accepted approximately $12,000 of unpaid 2000 salary and $15,000 of unpaid 2001 salary in the form of shares of common stock based upon the closing price of the common stock as of January 2, 2001, which was $0.80 (as adjusted for the April 10, 2001 reverse stock split). Pursuant to this agreement, Mr. Meader was issued 33,337 shares of common stock on June 10, 2001. Mr. Meader received 23,810 shares on January 3, 2002, for an additional $15,000 of unpaid 2001 salary and agreed to accept 47,619 shares in lieu of $30,000 of 2002 salary. These issuances were at $0.63 per share.

(3) During 2001, in response to the Company's limited cash flow, Mr. L. Balaban accepted approximately $15,000 of unpaid 2001 salary in the form of shares of common stock based upon the closing price of the common stock as of January 2, 2001, which was $0.80 (as adjusted for the April 10, 2001 reverse stock split). Pursuant to this agreement, Mr. L. Balaban was issued 18,750 shares of common stock on June 10, 2001. Mr. L. Balaban received 23,810 shares on January 3, 2002, for an additional $15,000 of unpaid 2001 salary and agreed to accept 47,619 shares in lieu of $30,000 of 2002 salary. These issuances were at $0.63 per share.

(4) During 2001, in response to the Company's limited cash flow, Mr. H. Balaban accepted approximately $15,000 of unpaid 2001 salary in the form of shares of common stock based upon the closing price of the common stock as of January 2, 2001, which was $0.80 (as adjusted for the April 10, 2001 reverse stock split). Pursuant to this agreement, Mr. H. Balaban was issued 18,750 shares of common stock on June 10, 2001. Mr. H. Balaban received 23,810 shares on January 3, 2002, for an additional $15,000 of unpaid 2001 salary and agreed to accept 47,619 shares in lieu of $30,000 of 2002 salary. These issuances were at $0.63 per share.

         The following table sets forth the options granted, if any, to the persons named in the "Summary Compensation Table" during the Company's fiscal year ended December 31, 2001.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                (INCLUDES OPTIONS REPRICED IN LAST FISCAL YEAR)*

                                                     INDIVIDUAL GRANTS
                                 Number of          Percent of Total
                                 Securities           Options/SARs
                                 Underlying            Granted to
                                Options/SARs       Employees in Fiscal     Exercise or Base
           Name                 Granted (#)             Year (%)             Price ($/SH)          Expiration Date
--------------------           --------------     ---------------------    -----------------     -------------------
Klaus Moeller                     200,000                    21                 $0.80             December 31, 2011
Michael Meader                    200,000                    21                  0.80             December 31, 2011
Larry Balaban                     200,000                    21                  0.80             December 31, 2011
Howard Balaban                    200,000                    21                  0.80             December 31, 2011

* The number of shares and share prices disclosed reflect the reverse stock split which occurred on April 10, 2001.

         The following table sets forth information concerning the exercise of stock options by each person named in the "Summary Compensation Table" during the Company's fiscal year ended December 31, 2001, and the value of all exercisable and unexercisable options at December 31, 2001.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                Number of Securities Underlying       Value of Unexercised In-The-Money Options
                               Unexercised Options at FY-End (#)                  at FY-End ($) (1)
                               ---------------------------------          -----------------------------------
           Name                Exercisable         Unexercisable          Exercisable          Unexercisable
-----------------------        ------------        -------------          -----------          --------------
Klaus Moeller                     524,375               0                       $0                  $0
Michael Meader                    524,375               0                        0                   0
Larry Balaban                     524,375               0                        0                   0
Howard Balaban                    524,375               0                        0                   0

 (1) Based on the closing price for our common stock at the close of market on December 31, 2001. On December 31, 2001, the price of our common stock was $0.75. The lowest exercise price of any outstanding option at December 31, 2001 was $0.80.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information known to us with respect to the beneficial ownership of common stock as of June 17, 2002 by (i) each person who is known by us to own beneficially more than 5% of common stock,
(ii) each of our directors and executive officers and (iii) all of our officers and directors as a group. Except as otherwise listed below, the address of each person is c/o Genius Products, Inc., 11250 El Camino Real, #100, San Diego, California 92130.


                                                                    Shares Beneficially Owned(1)
                                                              ----------------------------------------
               Name and Address of Owner                       Number             Percent(2)
------------------------------------------------------        --------------      --------------------
Klaus Moeller, Director, Director Nominee, Chairman of           806,141 (3)(4)(5)      5
   the Board, Chief Executive Officer and Interim Chief
   Financial Officer
David Anderson, Director and Director Nominee                    803,651 (6)            5
Richard Bermingham, Director and Director Nominee                 10,000 (6)     Less than 1
Deborah L. Cross, Director and Director Nominee                   19,500 (7)     Less than 1
Nancy Evensen, Director and Director Nominee                      10,000 (6)     Less than 1
Margaret Loesch, Director and Director Nominee                    10,000 (6)     Less than 1
Michael Meader, President                                        716,641 (8)            5
Larry Balaban, Executive Vice President, Director and            616,492                4
   Director Nominee
Howard Balaban, Executive Vice President                         616,429                4
Julie Ekelund, Executive Vice President                          350,731 (9)            2
S G Consulting Inc.                                              660,000                5

All officers and directors as a group (10 persons)             3,959,585               26

--------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 17, 2002 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2) Percentages based on 15,421,712 shares outstanding which does not include 1,693,000 shares of common stock issuable upon exercise of outstanding warrants and 121,500 shares of common stock issuable upon exercise of outstanding debentures.

(3) Includes 90,000 shares held by Shelly Moeller (as her sole property), who is the wife of Klaus Moeller. Mr. Moeller disclaims all beneficial ownership of such shares.

(4) Includes 37,500 shares held by Dorian Lowell as custodian for Tia Moeller, who is the daughter of Klaus Moeller. Mr. Moeller disclaims all beneficial ownership of such shares.

(5) Includes 37,500 shares held by Dorian Lowell as custodian for Hayden Moeller, who is the son of Klaus Moeller. Mr. Moeller disclaims all beneficial ownership of such shares.

(6) Includes 10,000 options expiring on May 13, 2012, with an exercise price of $2.59.

(7) Includes 7,500 options expiring on March 14, 2010, with an exercise price of $0.80.

(8) Includes 25,000 shares held by Suzanne Meader, who is the wife of Michael Meader. Mr. Meader disclaims all beneficial ownership of such Shares.

(9) Includes 10,000 options expiring on July 1, 2006, with an exercise price of $0.80, and 162,000 warrants expiring on April 1, 2007, with an exercise price of $0.63.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The number of shares and share prices disclosed below reflect the reverse stock split which occurred on April 10, 2001.

         On March 1, 2000, we entered into a Consulting Agreement with Gerald Edick which included a rescission of a severance letter of October 26, 1999. Pursuant to the Consulting Agreement, Mr. Edick has irrevocably revoked his rights to the cash bonus and other benefits under the severance letter. Under the Consulting Agreement, Mr. Edick received options to purchase 187,500 shares of our common stock. He was also to be paid $14,500 per month from March 1 through September 30, 2000, in consideration for investor relations and fundraising services to be performed by him.

        Effective January 3, 2002, we entered into new three-year employment agreements with Klaus Moeller, our Chief Executive Officer, Chairman of the Board, Interim Chief Financial Officer and a Director and Director Nominee; Michael Meader, our President and former Executive Vice President - Distribution; Larry Balaban, our Executive Vice President of Marketing and Production and a Director and Director Nominee; and Howard Balaban, our Executive Vice President of New Business Development. Effective April 1, 2002, we entered into a three-year employment agreement with Julie Ekelund, our Executive Vice President. Under each employment agreement, the senior executive is entitled to an annual salary of $150,000 and a grant of options to purchase up 450,000 shares of common stock which vest one-third each year beginning on December 31, 2002. The options granted will be exercisable for a period of 10 years at a price equal to $0.63 per share, the market price on the date of grant. Under these employment agreements, if the senior executive dies or is terminated without cause (as defined in the employment agreement) during the first year of the employment agreement, the senior executive will receive twenty-four months of salary as severance pay. If the senior executive dies or is terminated without cause during the second year of the employment agreement, the senior executive will receive eighteen months of salary as severance pay. If the senior executive dies or is terminated without cause during the third year of the employment agreement, the senior executive will receive twelve months of salary as severance pay. Severance pay under these employment agreements is due and payable in full immediately upon death or termination of the senior executive. If we were required to make payments under the severance pay provisions contained in one or more of these employment agreements, such would have a material adverse effect upon our liquidity and results of operations.

                                   PROPOSAL 2
               AUTHORIZATION OF ADDITIONAL SHARES OF COMMON STOCK

         Our Articles of Incorporation currently authorize 25,000,000 shares of common stock (post-reverse stock split of April 10, 2001). An increase in our authorized shares to 50,000,000 common stock shares needs to be approved by our shareholders to enable the Board of Directors to obtain access to additional equity financing necessary to fund general working capital requirements and the expansion of business operations. We will use these additional shares for other corporate purposes. We have no current plans to use this increase in stock for purposes of merger or acquisition.

         If the proposed amendment is approved, the additional authorized, but unissued shares of common stock will be identical in all respects to presently authorized shares of common stock. The Board of Directors believes that an increase in the number of authorized shares of common stock is desirable in order to provide us with shares which will be available for issuance from time to time, without further action or authorization by the shareholders, as needed for such proper corporate purposes as may be determined by the Board of Directors. Such corporate purposes might include, among other things, the raising of capital funds through private or public offerings, declaration of stock splits or stock dividends, the issuance of stock under options granted or to be granted under various stock incentive plans or other benefit plans for our employees and non-employee directors and the issuance of stock under warrants granted or to be granted in the future.

         It should be noted that the issuance of additional shares of common stock could have a detrimental effect upon existing holders of our common stock since such issuance may, among other things, have a dilutive effect on the earnings per share of common stock and the voting rights of holders of the common stock. Although authorization of additional shares of common stock is recommended by the Board of Directors for the reasons stated herein, and not because of any possible anti-takeover effect, such additional authorization of shares of common stock could be used by incumbent management to make more difficult, and thereby discourage, an attempt to acquire control of the Company, even though our shareholders may deem such an acquisition desirable. For example, the shares could be privately placed with purchasers who might support the Board of Directors in opposing a hostile takeover bid. The issuance of new shares could also be used to dilute the stock ownership and voting power of a third party seeking to remove the directors, replace incumbent directors, accomplish certain business combinations or alter, amend or repeal portions of the Articles of Incorporation.

         Under Nevada law, an amendment of Articles of Incorporation to effectuate a change in the number of shares of the authorized capital stock of a corporation requires the approval of a majority of the outstanding stock entitled to vote thereon. The approval of the increase in authorized shares by the holders of a majority of common stock is currently sought.

         The Board of Directors has unanimously approved and recommends that the shareholders approve the increase to 50,000,000 authorized shares of common stock.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                                   PROPOSAL 3
                        AUTHORIZATION OF PREFERRED STOCK

         Our Articles of Incorporation currently do not authorize any Preferred Stock. Authorization of 10,000,000 shares of Preferred Stock needs to be approved by our shareholders to enable the Board of Directors to obtain access to additional equity financing necessary to fund general working capital requirements and the expansion of business operations. We will use these additional shares for other corporate purposes. We have no current plans to use this increase in stock for purposes of merger or acquisition.

         It should be noted that the issuance of Preferred Stock could have a detrimental effect upon existing holders of our common stock, since such issuance may, among other things, have a dilutive effect on the earnings per share of common stock.

         Under Nevada law, an amendment of Articles of Incorporation to effectuate a change in the number of shares of the authorized capital stock of a corporation requires the approval of a majority of the outstanding stock entitled to vote thereon. The approval of the authorization of preferred stock by holders of a majority of common stock is currently sought.

         The Board of Directors has unanimously approved and recommends that the shareholders approve the authorization of 10,000,000 shares of Preferred Stock of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.

                                   PROPOSAL 4
                          RATIFICATION OF THE COMPANY'S
        SECOND AMENDED AND RESTATED 2000 NON-QUALIFIED STOCK OPTION PLAN

         On May 25, 2000, the Board of Directors authorized the adoption of the 2000 Non-Qualified Stock Option Plan. This plan was amended on June 12, 2001, and amended and restated on November 20, 2001 to increase the number of shares of common stock reserved under the plan for the issuance of options, to remove the termination date previously set for the plan, to provide certain rights to optionees in the event of merger, consolidation, tender offer, takeover bid, sale of substantially all assets or dissolution, and to clarify certain terms of the plan. The proposal to ratify the Second Amended and Restated 2000 Non-Qualified Stock Option Plan is recommended by the Board of Directors because the Board considers it to be in the best interests of the Company and its shareholders. The 2000 Stock Option Plan was designed to serve as an incentive to directors, officers, and key employees and contractors to focus their services on achieving superior earnings performance and increasing the value of the shareholders' proprietary interest in the Company. A maximum of 7,500,000 (post-reverse stock split of April 10, 2001) aggregate shares of common stock are reserved for issuance under the 2000 Stock Option Plan, representing an increase from the 1,250,000 shares previously reserved. The 2000 Stock Option Plan vests broad discretionary power in the Board or a subcommittee of the Board, including the power to (i) select eligible optionees to be granted stock options, (ii) set the option exercise price (subject to certain restrictions),
(iii) establish the duration of each option (not to exceed ten years), (iv) specify the method of exercise, and (v) designate the medium and time of payment. The 2000 Stock Option Plan does not currently have a termination date. The issuance of shares of common stock upon the exercise of options granted under the 2000 Stock Option Plan will dilute the voting power of current shareholders and may have other dilutive effects. The extent of dilution will depend on the number of options exercised and difference between the option exercise price and the market price for the common stock at the time of exercise.

         The foregoing summary of the Second Amended and Restated 2000 Non-Qualified Stock Option Plan is qualified in its entirety by the terms of the plan, which was filed as an exhibit to our Form 10-KSB, Amendment #1, filed with the Securities and Exchange Commission on April 30, 2002. The Board of Directors believes that any effect the 2000 Stock Option Plan will have in diluting the voting power of current shareholders will be exceeded by the effect of the plan to attract and retain the services of experienced and knowledgeable directors, officers, employees and other eligible service-providers who will contribute to the profitability and value of the current shareholders' holdings in the Company.

                       EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information about the common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2001.

                                                                                      Number of Securities Remaining
                                                                                       Available for Future Issuance
                              Number of Securities To         Weighted-Average           under Equity Compensation
                              Be Issued upon Exercise        Exercise Price of          Plans (Excluding Securities
                              of Outstanding Options,       Outstanding Options,          Reflected in the Second
      Plan Category            Warrants and Rights(1)      Warrants and Rights(2)               Column) (3)
--------------------------    -------------------------    -----------------------    --------------------------------
Equity Compensation
Plans Approved by                    2,093,385                     $1.47                         6,452,500
Shareholders

Equity Compensation                     None                                                       None
Plans Not Approved by
Shareholders

(1) 1,045,885 shares issuable upon exercise of outstanding options granted under the 1997 Stock Option Plan and 1,047,500 shares issuable upon exercise of outstanding options granted under the 2000 Stock Option Plan prior to the November 12, 2001 amendment increasing the options available under the 2000 plan from 1,250,000 options to 7,500,000 options.
(2)      Option exercise prices range from $0.80 to $13.60.
(3) Reflects shares issuable upon exercise of options issued and issuable under the Second 2000 Amended and Restated 2000 Non-Qualified Stock Option Plan.

         The Board of Directors has unanimously approved and recommends that the shareholders authorize and ratify the Second Amended and Restated 2000 Non-Qualified Stock Option Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 4.

                                   PROPOSAL 5
                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has authorized the firm of Cacciamatta Accountancy Corporation, independent certified public accountants, to serve as independent auditors for the fiscal year ended December 31, 2002. A representative of Cacciamatta Accountancy Corporation is expected to be present at the Annual Meeting with the opportunity to make a statement and to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 5.

         The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgment.

                SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

         Any shareholder who wishes to present a proposal for consideration at the annual meeting of shareholders to be held in 2003 must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission. In order for a proposal to be included in our proxy materials relating to the 2003 Annual Meeting of Shareholders, the shareholder must submit such proposal in writing to us so that it is received no later than January 10, 2003. Any shareholder proposal submitted with respect to our 2003 Annual Meeting of Shareholders which proposal is received by us after April 6, 2003, will be considered untimely for purposes of Rule 14a-4 and 14a-5 under the Exchange Act, and we may vote against such proposal using our discretionary voting authority as authorized by proxy.

                          ANNUAL REPORT TO SHAREHOLDERS

         Our Annual Report for the fiscal year ended December 31, 2001, is being mailed to shareholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

                                     By Order of the Board of Directors

                                        /S/ KLAUS MOELLER
                                     -------------------------------------------
San Diego, California                Klaus Moeller, Chairman of the Board,
June 17, 2002                        Chief Executive Officer and Interim
                                     Chief Financial Officer

                                    APPENDIX

                              GENIUS PRODUCTS, INC.
                             AUDIT COMMITTEE CHARTER

         The Audit Committee ("Committee") is a committee of the Board of Directors (the "Board") of Genius Products, Inc. (the "Company"). Its primary function is to assist the Board in fulfilling the Board's oversight responsibilities by reviewing (1) financial information that will be provided to the shareholders and others, (2) systems of internal controls established by management and the Board and (3) the audit process.

         At the time the Company has securities listed on a national exchange and is a small business filer reporting under Regulation S-B promulgated by the Securities and Exchange Commission ("SEC"), the Committee will be made up of at least two (2) members, a majority of which will be independent directors as defined by the rules of Nasdaq. Committee members shall be appointed by, and shall serve at the pleasure of, the Board.

         The Committee is expected to fulfill the following responsibilities:

General
-------

1. Provide an open avenue of communication between the outside auditor and the Board.

2. Consider and review, with the outside auditor, the adequacy of the Company's internal controls including computerized information system controls and security.

3. Inquire of management and the outside auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

4. Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities, and how they were discharged.

Oversight of the Outside Auditor
--------------------------------

5. Make recommendations to the Board with regard to the nomination, review, compensation and discharge of the outside auditors. The outside auditor will be ultimately accountable to the Committee and the Board.

6. Make recommendations to the Board with regard to appropriate action to be taken to oversee the independence of the outside auditor.

7. Ensure its receipt from the outside auditor of a formal written statement delineating all relationships between the outside auditor and the Company and actively discuss with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the outside auditor.

Annual Audit and Interim Statements
-----------------------------------

8. Consider, in consultation with the outside auditor, the audit scope and plan of the outside auditor.

9. Consider, with management and the outside auditor, the rationale for employing audit firms other than the principal outside auditor.

10. Review, with the outside auditor, the coordination of audit efforts to ensure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

11. Review, with management and the outside auditor, at the completion of the annual audit:

         (a) The Company's annual financial statements and related footnotes.
         (b) The outside auditor's audit of the financial statements and report thereon.
         (c) Any significant changes required in the outside auditor's audit plan.
         (d) Any serious difficulties or disputes with management encountered during the course of the audit.
         (e) Other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards.

12. Review with management and the outside auditor interim financial statements before they are filed with the SEC or other regulators.

         The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation.

         The Committee shall meet at least four (4) times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information, as necessary. The Committee will review and reassess the adequacy of this charter annually.

         The Committee will perform such other functions as assigned by law, the Company's certificate of incorporation or bylaws, or the Board. The duties and responsibilities of a Committee member are in addition to those duties set out for a member of the Board.





 Dated:  January 3, 2002                 /s/ Klaus Moeller
                                         ---------------------------------------
                                         Klaus Moeller, Chief Executive Officer

                                       2